September 30, 2003

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Re: DNAPrint genomics, Inc.

Dear Sirs/Madams:

We have read the statements in Item 4 of Form 8-K of DNAPrint genomics, Inc. dated September 26, 2003. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

/s/ Kingery, Crouse & Hohl, P.A.